Exhibit 99.1

NEWS RELEASE

Contact:	Tim Nicolaou, CEO (210) 308-8267
E-mail:	ir@globalscape.com
Web Site:	www.globalscape.com

GLOBALSCAPE SELECTS SOFTWARE TECHNOLOGY PARTNER
FOR ITS WEB CONTENT MANAGEMENT INITIATIVE

SAN ANTONIO, TEXAS, May 24, 2002, GlobalSCAPE, Inc. (OTCBB: GSCP), a leading developer of content management solutions, announced today it has signed a technology license agreement with Hannon Hill Corporation.   Under the terms of the license agreement, GlobalSCAPE has exclusive worldwide rights to create derivative works for the Microsoft Windows® platform based on Hannon Hill’s SuperUpdate™ software.  GlobalSCAPE will develop a number of proprietary enhancements before introducing a Web content management product under its own brand.

Tim Nicolaou, GlobalSCAPE’s CEO, commented, “GlobalSCAPE’s strategy includes the development of an entry-level Web content management product, which empowers contributors from various disciplines within a company to directly control corporate Web site content, reducing the reliance on technical personnel.  Securing this license is an important milestone in the execution of our strategic plan and will allow us to bring our product to market faster.   We selected Hannon Hill’s technology because it provides browser-based access, permits users to make content changes directly without knowledge of HTML, and does not rely on costly application servers.  We were pleased when SuperUpdate won the ‘Best of Show’ Award in the Design Category at Spring Internet World in April 2002.”

“The synergy between GlobalSCAPE’s established brand, including the well-known CuteFTP® product line, commonly used in Web site development, coupled with its large customer base and usability design expertise makes this relationship a great match,” stated David Cummings, President and CEO of Hannon Hill.

Sandra Poole-Christal, GlobalSCAPE’s President and Chief Operating Officer commented, “This partnership will allow GlobalSCAPE to leverage the strength of its corporate brand and marketing capabilities to create an affordable, easy-to-use content management application that meets the needs of an underserved segment of the market. Our goal is to provide small to medium-sized businesses with the group Web site management capabilities they require, which have previously been out of reach because of high cost and complex implementation.  Our plans include marketing this product through our Internet distribution channels and focused telesales.”

GlobalSCAPE plans to release its new Web content management product in late 2002.

GlobalSCAPE, Inc., founded in April 1996 as a subsidiary of ATSI Communications, Inc. (AMEX: AI), is focused on the development, marketing and support of content management solutions. GlobalSCAPE’s software products enable individuals and organizations to easily create, move and manage information over the Internet in a secure, collaborative environment. GlobalSCAPE produces high quality Web site development, file management and secure data delivery applications, and ensures a positive online buying experience and unparalleled customer support. GlobalSCAPE’s award-winning programs are feature rich, designed with power and functionality in mind, yet easy-to-use to support power users and novices alike.

Hannon Hill, Inc., based in Durham, North Carolina, develops content management software for small to medium-sized businesses. Hannon Hill is committed to building software that gives webmasters strict control over their Web sites while providing business users an easy yet powerful method to manage online content.

This news release contains “forward-looking statements,” which are statements of management’s beliefs and expectations about the future. We have identified forward-looking statements by using words such as ``expect,’’ ``believe’’ and ``should.’’  Although we believe our expectations are reasonable, our operations involve a number of risks and uncertainties, and these statements may turn out not to be true. Risks that could cause these statements not to be true include the failure of the content management market to grow and other Risk Factors discussed in filings made by GlobalSCAPE with the SEC.